Exhibit 13.1

CERTIFICATION

June 22, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Carlos Felices, the Director of Corporate Matters, Marco Patuano, the Director of Operations and Valerio Cavallo, the Chief Financial Officer of Telecom Argentina S.A. (“Telecom”) each certifies that, to the best of his knowledge:

1.	this Annual Report on Form 20-F (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom.

By:	/s/ Carlos Felices
Name:	Carlos Felices
Title:	General Director of Corporate Matters

By:	/s/ Marco Patuano
Name:	Marco Patuano
Title:	General Director of Operations

By:	/s/ Valerio Cavallo
Name:	Valerio Cavallo
Title:	Chief Financial Officer